Exhibit 99.1

ASX Announcement

21 February 2020

Full Year Results webcast details

Coronado Global Resources Inc (ASX: CRN) will report its Full Year Results for the financial year ending 31 December 2019 on Tuesday, 25 February 2020.

Coronado will webcast a presentation and conference call at 10.30am AEDT on the same day.  The Full Year Results presentation will be held at The Fullerton Hotel, 1 Martin Place, Sydney NSW Australia.

The presentation by Gerry Spindler (Chief Executive Officer) and Ayten Saridas (Group Chief Financial Officer) will review the full year results and discuss the forward plans and outlook for the Company.

Investors will be able to access the webcast via the following link:

https://encore.com.au/Coronado-Results

CONFERENCE CALL NUMBERS

Alternatively, to join the conference call, please dial by your location:

Australia Toll Free	1800 093 431
New Zealand Toll Free	0800 452 257
International	+61 2 8047 9393
United States	+1 877 788 9032

Meeting ID	53738780#

Find your local number
https://events.arkadin.com/ev/APAC/itfs/DialinNumbers.pdf

The webcast will be recorded and made available on Coronado’s website www.coronadoglobal.com.au shortly after the meeting.

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com.au